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Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Supervisory Board
DaimlerChrysler AG

We consent to the incorporation by reference in the registration statement (No. 333-123535, which includes Post-Effective Amendment No. 1 to Registration Statement No. 333-13160) on Form F-3 of DaimlerChrysler North America Holding Corporation and the registration statements on Form S-8 (Nos. 333-5074, 333-7082, 333-8998, 333-86934 and 333-86936) of DaimlerChrysler AG of our report dated February 23, 2006, except for Note 3 which is as of June 2, 2006, with respect to the consolidated balance sheets of DaimlerChrysler AG as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2005, which report appears in DaimlerChrysler AG's 2005 Annual Report on Form 20-F. Our report refers to the change in DaimlerChrysler's method of accounting for conditional asset retirement obligations in 2005, the change in DaimlerChrysler's method of accounting for stock-based compensation in 2003, and DaimlerChrysler's adoption of FASB Interpretation No. 46 (revised December 2003), "Consolidation of Variable Interest Entities—an interpretation of ARB No. 51," in 2003.

KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft Wirtschaftsprüfungsgesellschaft

Stuttgart, Germany
June 30, 2006

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  Exhibit 14.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM